Exhibit 4



                    (FORM OF STOCK CERTIFICATE - FRONT SIDE)


NUMBER                                                      SHARES



COMMON STOCK                                                CUSIP
                                             See reverse for certain definitions


                            CAPITOL FEDERAL FINANCIAL
                INCORPORATED UNDER THE LAWS OF THE UNITED STATES


         This   certifies   that   ___________________________________   is  the
registered holder of _________________ fully paid and non-assessable shares of the common stock, par value $.01 per share, of Capitol Federal Financial, Topeka, Kansas (the "Company"), a federal MHC subsidiary holding company chartered by the Office of Thrift Supervision, Department of the Treasury.

         This Certificate is transferable only on the books of the Company upon the surrender of the same properly endorsed. The interest in said Company represented by this Certificate may not be retired or withdrawn except as provided in the Charter and Bylaws of the Company. SUCH INTEREST IS NOT OF AN INSURABLE TYPE AND IS NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND OR THE FEDERAL DEPOSIT INSURANCE CORPORATION.

         IN  WITNESS  WHEREOF,   Capitol  Federal   Financial  has  caused  this
Certificate to be executed by its duly authorized officers and has caused its seal to be hereunto affixed this _______ day of ________, ____.


                                            CAPITOL FEDERAL FINANCIAL



_____________________________(SEAL)         ____________________________________
Mary R. Falter                              John C. Dicus
Corporate Secretary                         Chairman and Chief Executive Officer

                     (FORM OF STOCK CERTIFICATE - BACK SIDE)

         The Company is authorized to issue more than one class of stock, including a class of preferred stock which may be issued in one or more series. The Company will furnish to any stockholder, upon written request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights, preferences and limitations between the shares of each series so far as the rights, preferences and limitations have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights, preferences and limitations of subsequent series.

         The Charter of the Company includes a provision which generally prohibits any person other than Capitol Federal Savings Bank MHC, the parent mutual holding company of the Company from directly or indirectly offering to acquire or acquiring the beneficial ownership of more than 10% of any class of equity securities of the Company. (Any person includes an individual, company or group acting in concert). In the event that stock is acquired in violation of this 10% limitation, the excess shares will no longer be counted in determining the total number of outstanding shares for purposes of any matter involving stockholder action and the Board of Directors of the Company may cause such excess shares to be transferred to an independent trustee for sale in the open market or otherwise, with the expenses of such sale to be paid out of the proceeds of the sale.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -       as tenants in common

TEN ENT   -       as tenants by the entireties

JT TEN    -       as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- _________________________ Custodian ___________________ under
                           (Cust)                            (Minor)

                   Uniform Gifts to Minor Act ________________________
                                                        (State)


         Additional abbreviations may also be used though not in the above list.



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


         For value received,______________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

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________________________________________________________________________________
(Please print or type the name and address including postal zip code of assignee)


___________________ shares of Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint _______________ as Attorney, to transfer the said shares on the books of the within named Company, with full power of substitution.


Dated:  __________ ___, _______

                                              __________________________________
                                              Signature


                                              __________________________________
                                              Signature


         NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Certificate in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) should be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union) with membership in an approved signature medallion program, pursuant to S.E.C. Rule 17Ad-15.



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